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Exhibit 99.1

Ticketmaster to Acquire Leading International
Online Dating Network

Acquisition of Soulmates Technology
Accelerates Match.com's International Expansion Strategy;
Allows Immediate Entry into nearly 30 Countries Worldwide

        Los Angeles, CA—March 27, 2002—Ticketmaster (NASDAQ: TMCS), the world's leading ticketing and access company, signed an agreement to acquire Soulmates Technology, a global online personals group providing dating and matchmaking services in nearly 30 countries worldwide. The move accelerates Match.com's international expansion strategy and secures its position as a leading global provider of online dating services. The consideration is approximately $23 million to be paid primarily in stock.

        Soulmates Technology provides online dating services to more than 2 million registered users including nearly 37,000 who have paid to correspond with other users on the site over the last 90 days. Soulmates Technology delivers a private-label solution for portals seeking a customized personals interface that takes on the look and feel of their site. Through a relationship with MSN, Soulmates Technology is currently utilizing their technology to power MSN's personals in approximately 25 countries. With the capability to deliver online personals in more than 18 languages, and 32 global currencies, the acquisition of Soulmates Technology will give Match.com an immediate worldwide footprint.

        "This transaction significantly accelerates Match.com's international growth by aligning us with several new international partners and providing a platform to deploy our brand worldwide. By year-end 2002, we expect Match.com to be in more than two dozen countries supporting multiple languages and currencies," said John Pleasants, president and chief executive officer. "This transaction helps to secure Match.com as a category leader and further propel its future growth opportunities."

        In 2001, Soulmates Technology revenue was approximately $1.5 million with an EBITDA (earnings before interest, taxes, depreciation and amortization) loss of $80,000. Ticketmaster expects the acquisition to add approximately $5.0 million of revenue and $2.0 million of EBITDA on an annualized basis, with 2002 reflecting the inclusion of Soulmates Technology's results for approximately the last eight months of the year. The transaction is subject to regulatory approvals and other customary closing conditions and is expected to close by the end of April 2002. Ticketmaster intends to retain existing management.

        "We are pleased to join the Ticketmaster and Match.com families and combine our international business with one of the industry leaders in online personals," said Martin Haynes, chief operating officer and joint managing director of Soulmates Technology. "We believe the opportunity to join efforts with Match.com to create the industry's pre-eminent collection of international online dating services is truly exciting. Both Match.com and Soulmates Technology have grown very rapidly over the past 12 months; combining our efforts will further enhance our ability to fully capitalize on this rapidly growing category."

        During 2001, Match.com generated $49.2 million in revenue and $16.5 million in

        EBITDA with more than 382,000 paying subscribers at the end of the fourth quarter.

        "This agreement is seen as a merging and exchange of two proven technology models and leadership teams," said Daniel Haigh, chief technology officer and joint managing director of Soulmates Technology. "Combined we are in a position to utilize a flexible technology platform and implementation process to quickly develop the specialized offerings that will set the standard for the future of online dating."

About Match.com

        Match.com, a wholly owned subsidiary of Ticketmaster (Nasdaq: TMCS) and part of USA Networks Interactive Group (Nasdaq: USAI), is a leading subscription-based online dating site. The Company's personals businesses claim more than 382,150 paying subscribers. With more than 2.75 million members with profiles posted, Match.com offers adults worldwide a fun, private and secure environment for meeting other singles. The company estimates it is responsible for arranging hundreds of thousands of relationships for its members. Match.com powers paid online dating on The Microsoft Network; iWon and is the premier provider of personals for Love@AOL, offering the Match.com service across AOL, AOL.com, CompuServe and Netscape.com.

About Ticketmaster

        Ticketmaster (NASDAQ: TMCS), the world's leading ticketing and access company, sold 86.7 million tickets in 2001 valued at more than 3.6 billion dollars, through approximately 3,300 retail Ticket Center outlets; 20 worldwide telephone call centers; and ticketmaster.com. Ticketmaster serves more than 7,000 clients worldwide and acts as the exclusive ticketing service for hundreds of leading arenas, stadiums, performing arts venues, and theaters. The Company also operates Match.com, the premier online matchmaking service and Citysearch, a leading online local network enabling people to get the most out of their city. Headquartered in Los Angeles, California, Ticketmaster is majority owned by USA Networks, Inc. (NASDAQ: USAI) and is a part of its Interactive Group. Ticketmaster was formed through the combination of the operations of Ticketmaster Online-Citysearch and Ticketmaster Corporation in January 2001 and renamed Ticketmaster.

About Soulmates Technology

        Based in Sydney, Australia, Soulmates Technology is a leading international online dating network serving more than 2 million registered users. With multi-lingual capability in 18+ languages and 32 currencies, the Soulmates Technology delivers a private-label solution for portals seeking customized personals interface that takes on the look and feel of their site.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

        This press release contains forward-looking statements about Ticketmaster (the "Company"), including statements concerning its future product plans. These forward-looking statements involve risks and uncertainties. The Company's actual results could differ materially from these statements. These forward-looking statements are based on the Company's expectations as of the date of this release and the Company undertakes no obligation to update these statements. Among the risks and uncertainties that could adversely affect the Company's actual results are: that the Company may not realize the synergies and other intended benefits of the combination of Ticketmaster and Ticketmaster Online-Citysearch; that the Company may have difficulty overcoming problems associated with rapid expansion and growth; the dependence of the Company's business on entertainment, sporting and leisure events; quarterly fluctuations in the Company's revenues which could adversely affect the market price of the Company's stock; the risks of operating internationally; the dependence of the Company on its relationships with clients; the Company's future capital needs and the uncertainty of additional financing; the Company's dependence on key personnel and need to hire additional qualified personnel; control of the Company by USA Networks, Inc.; the potential for conflicts of interest between the Company and USA Networks, Inc.; the Company's need to continue to promote its brands; risks associated with competition; the Company's reliance on third party technology; network security risks; the Company's need to be able to adapt to rapid technological changes; liability associated with the information displayed or accessed on the Company's web sites; intellectual property infringement risks; risks associated with changing legal requirements on the Company's operations, including privacy concerns; litigation risks; the dilutive effect of future acquisitions; risks associated with the failure to maintain the Company's domain names; the risk to its stock price associated with the Company's anti-takeover provisions; and the risk associated with ongoing litigation and governmental investigations relating to the Company's business practices. Investors are encouraged to read the risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.

        Ticketmaster is the owner or licensee of its name and logo trademarks and service marks. All other trademarks and trade names are the property of their respective owners.

        # # #

For More Information Contact:

Media:
Kandus Kane, Ticketmaster, 213 639 8821
Trish McDermott, Match, 415 464 0724
Carole Siegemund, Soulmates Technology, 61 2 412 020 895

Investors:
Mary McAboy, Ticketmaster, 213.639.8819

Ticketmaster's corporate headquarters is located at 3701 Wilshire Boulevard, Los Angeles, California, 90010; 213-639-6100; info@citysearch.com.

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Exhibit 99.1
Ticketmaster to Acquire Leading International Online Dating Network